EXHIBIT 25(b)(9)(c)

                                 AMENDMENT NO. 4
                                       TO
                        SHAREHOLDER MAINTENANCE AGREEMENT

The Shareholder Maintenance Agreement between The AAL Mutual Funds and AAL Capital Management Corporation, as amended, effective January 8, 1997, is hereby amended, December 29, 1997, as follows:

      1. Schedule A, attached to the Shareholder Maintenance Agreement, is amended to add The AAL High Yield Bond Fund. Schedule A, effective as of December 29, 1997, is attached hereto.

IN WITNESS WHEREOF the parties have caused this Amendment to be signed by the respective officers effective December 29, 1997.

ATTEST:                                      THE AAL MUTUAL FUNDS




By ____________________________              By _______________________________
   Robert G. Same, Secretary                    Ronald G. Anderson, President


ATTEST:                                      AAL CAPITAL MANAGEMENT
                                             CORPORATION



By ____________________________              By _______________________________
   Robert G. Same, Secretary                    Ronald G. Anderson, President


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                       SHAREHOLDER MAINTENANCE AGREEMENT
                                   SCHEDULE A
                           (Effective January 8, 1997)

                           The AAL Capital Growth Fund
                                The AAL Bond Fund
                           The AAL Municipal Bond Fund
                            The AAL Money Market Fund
          The AAL U.S. Government Zero Coupon Target Fund, Series 2001
          The AAL U.S. Government Zero Coupon Target Fund, Series 2006
      The AAL Mid Cap Stock Fund (f/k/a The AAL Smaller Company Stock Fund)
            The AAL Equity Income Fund (f/k/a The AAL Utilities Fund)
                           The AAL International Fund
                          The AAL Small Cap Stock Fund
                          The AAL High Yield Bond Fund
                              The AAL Balanced Fund